CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Public Auditors" in the Registration Statement on Form S-3 and related Prospectus of Pier 1 Imports, Inc. for the registration of 7,500,000 shares of its common stock and to the incorporation by reference therein of our report dated April 10, 1998, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 1998, filed with the Securities and Exchange Commission.


Fort Worth, Texas
August 5, 1998